EXHIBIT 99.1

Following are the Statements of Revenues and Direct Operating Expenses of the West Williston Acquisition Properties (as described in Note 1):

Page
Independent Auditor’s Report	1

Statements of Revenues and Direct Operating Expenses for the three years ended December 31, 2012 (audited) and for the six months ended June 30, 2013 and 2012 (unaudited)	2

Notes to Statements of Revenues and Direct Operating Expenses	3

Supplemental Oil and Gas Reserves Information (unaudited)	4

Independent Auditor’s Report

To the Board of Directors and Stockholders of Oasis Petroleum Inc.:

We have audited the accompanying financial statements of the West Williston Acquisition Properties, which comprise the statements of revenues and direct operating expenses for each of the three years in the period ended December 31, 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the West Williston Acquisition Properties for each of the three years in the period ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements reflect the revenues and direct operating expenses of the West Williston Acquisition Properties using the basis of presentation described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the West Williston Acquisition Properties.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 7, 2013

West Williston Acquisition Properties

Statements of Revenues and Direct Operating Expenses

	Year Ended December 31,			Six Months Ended June 30,
(In thousands)	2012	2011	2010	2013	2012
				(Unaudited)
Oil and gas revenues	$144,907	$83,209	$26,204	$99,168	$64,827
Direct operating expenses	27,830	17,820	5,981	19,057	11,564

Oil and gas revenues in excess of direct operating expenses	$117,077	$65,389	$20,223	$80,111	$53,263

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

West Williston Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

1.	Basis of Presentation

The accompanying Statements of Revenues and Direct Operating Expenses represent the interest in the revenue and direct operating expenses of approximately 136,000 net acres of oil and natural gas producing properties acquired by Oasis Petroleum North America LLC, a wholly owned subsidiary of Oasis Petroleum Inc. (the “Company”), from two undisclosed private sellers (the “Sellers”) on October 1, 2013 for $1,478.6 million in cash, subject to customary post close adjustments. The properties are located in the Company’s West Williston project area of the Williston Basin, and are referred to herein as the “West Williston Acquisition Properties.”

The Statements of Revenues and Direct Operating Expenses have been derived from the Sellers’ historical financial records. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. During the periods presented, the West Williston Acquisition Properties were not accounted for as or operated as a separate subsidiary or division by the Sellers. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses incurred in connection with the ownership and operation of the West Williston Acquisition Properties, including but not limited to depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and federal and state income taxes. These costs were not separately allocated to the working interests of the West Williston Acquisition Properties in the accounting records of the Sellers. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations indicative of the historical performance of the West Williston Acquisition Properties had they been the Company’s properties, due to the differing size, structure, operations and accounting policies of the Sellers versus the Company. Furthermore, no balance sheet has been presented for the West Williston Acquisition Properties because the acquired properties were not accounted for as or operated as a separate subsidiary or division by the Sellers and complete financial statements are not available, nor has information about the West Williston Acquisition Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the West Williston Acquisition Properties are presented in lieu of the full financial statements required under Item 3-05 of the Securities and Exchange Commission’s Regulation S-X.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the West Williston Acquisition Properties on a go forward basis.

The accompanying Statements of Revenues and Direct Operating Expenses for the six months ended June 30, 2013 and 2012 are unaudited, and have been prepared on the same basis as the annual Statements of Revenues and Direct Operating Expenses and, in the opinion of management, reflect all adjustments necessary to fairly present the West Williston Acquisition Properties’ excess of revenue over direct operating expenses for the six months ended June 30, 2013 and 2012.

2.	Summary of Significant Accounting Policies

Use of Estimates – The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of the Sellers. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenues and direct operating expenses relate to the historical net revenue interest and net working interest, respectively, in the West Williston Acquisition Properties.

Revenue Recognition – Oil, gas and condensate revenues are recognized when production is sold to a purchaser at a fixed or

West Williston Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. There were no significant imbalances with other revenue interest owners during the three years ended December 31, 2012 and the six months ended June 30, 2013 and 2012.

During the six months ended June 30, 2013, sales to Tesoro Petroleum Corporation, Sun Refining and Marketing, Inc., Enterprise Crude Inc. and Interstate Petroleum, Inc. accounted for approximately 26%, 25%, 18% and 11%, respectively, of the West Williston Acquisition Properties’ total revenues. During 2012, sales to Tesoro Petroleum Corporation, Sun Refining and Marketing, Inc., TransMontaigne Product Services, Inc. and Rose Rock Midstream Crude, L.P. accounted for approximately 25%, 24%, 15% and 12%, respectively, of the West Williston Acquisition Properties’ total revenues. During 2011, sales to Texon, L.P., Shell Trading Company and Tesoro Petroleum Corporation accounted for approximately 40%, 16% and 15%, respectively, of the West Williston Acquisition Properties’ total revenues. During 2010, sales to Texon, L.P., Tesoro Petroleum Corporation, Rose Rock Midstream Crude, L.P. and Oneok Rockies Midstream, L.L.C. accounted for approximately 34%, 33%, 16% and 10%, respectively, of the West Williston Acquisition Properties’ total revenues. During such periods, no other purchasers accounted for more than 10% of the total revenues. Management believes that the loss of any of these purchasers would not have a material adverse effect on the operations of the West Williston Acquisition Properties, as there are a number of alternative oil and natural gas purchasers in the producing regions of the West Williston Acquisition Properties.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the West Williston Acquisition Properties. Direct operating expenses include lease operating expenses, production taxes, and processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

3.	Contingencies

The activities of the West Williston Acquisition Properties may become subject to potential claims and litigation in the normal course of operations. The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the West Williston Acquisition Properties.

4.	Subsequent Events

The Company has evaluated subsequent events through November 7, 2013, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded that no events need to be reported in relation to this period.

5.	Supplemental Oil and Gas Reserve Information - Unaudited

The reserve estimates at December 31, 2012, 2011 and 2010 presented in the table below were prepared by the Company’s reserve engineers, in accordance with the Financial Accounting Standards Board’s authoritative guidance on oil and gas reserve estimation and disclosures. At December 31, 2012, 2011 and 2010, all of the oil and natural gas producing activities related to the West Williston Acquisition Properties were conducted within the continental United States.

West Williston Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Proved oil and natural gas reserves are the estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

Estimated Quantities of Proved Oil and Natural Gas Reserves – Unaudited

The following table sets forth the estimated net proved, proved developed and proved undeveloped oil and natural gas reserves related to the West Williston Acquisition Properties at December 31, 2012, 2011 and 2010:

	Oil (MBbl)	Gas (MMcf)	MBoe
2010
Proved reserves
Beginning balance	2,306	2,862	2,783
Revisions of previous estimates	386	459	462
Extensions, discoveries and other additions	3,464	5,321	4,351
Sales of reserves in place	—	—	—
Purchases of reserves in place	—	—	—
Production	(445)	(598)	(544)

Net proved reserves at December 31, 2010	5,711	8,044	7,052

Proved developed reserves, December 31, 2010	3,997	5,523	4,918

Proved undeveloped reserves, December 31, 2010	1,714	2,521	2,134

2011
Proved reserves
Beginning balance	5,711	8,044	7,052
Revisions of previous estimates	285	339	341
Extensions, discoveries and other additions	7,684	11,709	9,635
Sales of reserves in place	—	—	—
Purchases of reserves in place	—	—	—
Production	(999)	(1,478)	(1,245)

Net proved reserves at December 31, 2011	12,681	18,614	15,783

Proved developed reserves, December 31, 2011	8,454	12,271	10,499

Proved undeveloped reserves, December 31, 2011	4,227	6,343	5,284

2012
Proved reserves
Beginning balance	12,681	18,614	15,783
Revisions of previous estimates	(133)	(258)	(176)
Extensions, discoveries and other additions	15,142	16,904	17,961
Sales of reserves in place	—	—	—
Purchases of reserves in place	—	—	—
Production	(1,856)	(2,535)	(2,279)

Net proved reserves at December 31, 2012	25,834	32,725	31,289

Proved developed reserves, December 31, 2012	12,887	16,794	15,686

Proved undeveloped reserves, December 31, 2012	12,947	15,931	15,603

West Williston Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves – Unaudited

The Standardized Measure represents the present value of estimated future net cash flows from estimated net proved oil and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses (if applicable), discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. As described in Note 1, the Statements of Revenue and Direct Operating Expenses do not include income tax expense, and therefore income tax expense was omitted from the Standardized Measure calculation.

The estimated net proved reserves and related future net revenues and Standardized Measure for the West Williston Acquisition Properties were determined using index prices for oil and natural gas, and were held constant throughout the life of the properties. The unweighted arithmetic average first-day-of-the-month prices for the prior twelve months were $94.68/Bbl for oil and $2.75/MMBtu for natural gas for the year ended December 31, 2012, $96.23/Bbl for oil and $4.12/MMBtu for natural gas for the year ended December 31, 2011 and $79.40/Bbl for oil and $4.38/MMBtu for natural gas for the year ended December 31, 2010. These prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

The following table sets forth the Standardized Measure of discounted future net cash flows (excluding income tax expense) from projected production of the West Williston Acquisition Properties’ estimated net oil and natural gas reserves at December 31, 2012, 2011 and 2010:

	At December 31,
	2012	2011	2010
	(In thousands)
Future cash inflows	$2,542,458	$1,310,071	$521,763
Future production costs	(952,770)	(516,232)	(240,018)
Future development costs	(298,567)	(117,482)	(58,566)

Future net cash flows	1,291,121	676,357	223,179
10% annual discount for estimating timing of cash flows	(655,156)	(338,800)	(107,102)

Standardized Measure of discounted net cash flows relating to proved oil and natural gas reserves	$635,965	$337,557	$116,077

West Williston Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the West Williston Acquisition Properties for the periods presented:

	2012	2011	2010
	(In thousands)
January 1,	$337,557	$116,077	$47,003
Net changes in prices and production costs	5,850	46,879	10,232
Net changes in future development costs	4,132	1,573	541
Sales of oil and natural gas, net	(117,077)	(65,389)	(20,224)
Extensions	304,640	182,954	66,626
Discoveries	—	—	—
Purchases of reserves in place	—	—	—
Sales of reserves in place	—	—	—
Revisions of previous quantity estimates	(3,770)	5,612	7,607
Previously estimated development costs incurred	71,764	39,350	268
Accretion of discount	33,756	11,608	4,700
Net change in income taxes	—	—	—
Changes in timing and other	(887)	(1,107)	(676)

December 31,	$635,965	$337,557	$116,077